Exhibit (j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the caption "Financial Highlights" in the Institutional Shares, Institutional Service Shares and Class K Shares' Prospectuses for the Federated U.S. Government Securities Fund: 2-5 Years and under the caption "Independent Registered Public Accounting Firm" in the Institutional Shares, Institutional Service Shares and Class K Shares' Statement of Additional Information in Post-Effective Amendment Number 41 to the Registration Statement (Form N-1A, No. 811-3387) of Federated U.S. Government Securities Fund: 2-5 Years and to the incorporation by reference of our report dated March 21, 2007 for Federated U.S. Government Securities Fund: 2-5 Years included in the Annual Report to Shareholders for the fiscal year ended January 31, 2007.


/s/ Ernst & Young LLP

Boston, Massachusetts
March 27, 2007